UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015 (August 4, 2015)

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices, including zip code)
(914) 847-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On August 4, 2015, Regeneron Pharmaceuticals, Inc. ("Regeneron" or the "Company") issued a press release announcing its financial and operating results for the quarter ended June 30, 2015. A copy of the press release is being furnished to the Securities and Exchange Commission (the "SEC") as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 2.02.

The information included or incorporated in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Regeneron wishes to notify investors, media, and other interested parties that it intends to use its media and investor relations website (http://newsroom.regeneron.com) and its Twitter feed (http://twitter.com/regeneron) to publish important information about the Company, including information that may be deemed material to investors. The list of social media channels that Regeneron uses may be updated on Regeneron's media and investor relations website from time to time. Regeneron encourages investors, media, and other interested parties to review the information Regeneron may publish through its website and social media channels as described above, in addition to the Company's SEC filings, press releases, conference calls, and webcasts.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated August 4, 2015, Reporting Second Quarter 2015 Financial and Operating Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Description
99.1	Press Release, dated August 4, 2015, Reporting Second Quarter 2015 Financial and Operating Results.